AMY JANE LONGO (Cal. Bar No. 198304)
Email: longoa@sec.gov
ROBERTO A. TERCERO (Cal. Bar No. 143760)
Email: terceror@sec.gov
PATRICIA PEI (Cal. Bar No. 274957)
Email: peip@sec.gov

Attorneys for Plaintiff
Securities and Exchange Commission
Michele Wein Layne, Regional Director
Katharine Zoladz, Associate Regional Director
Amy Jane Longo, Regional Trial Counsel
444 S. Flower Street, Suite 900
Los Angeles, California 90071
Telephone: (323) 965-3998
Facsimile: (213) 443-1904

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,

vs.

GLOBAL WHOLEHEALTH PARTNERS CORP., CHARLES STRONGO, BRIAN M. VOLMER, JOSHUA YAFA, JAMIE M. YAFA, and EMPIRE ASSOCIATES INC.,

Defendants.

Case No. '22CV219 JO BGS

COMPLAINT

Plaintiff Securities and Exchange Commission ("SEC") alleges:

SUMMARY

1. This case involves a fraudulent pump-and-dump scheme by multiple recidivist securities laws violators and their associates, in the publicly traded stock of issuer Global Wholehealth Partners Corp. ("GWHP"). In a pump-and-dump, the

operators of the fraud artificially inflate the price and trading volume of the stock they or related parties hold, often by publicly disseminating positive but often false or misleading information about a stock to "pump" the price higher. *See* https://www.sec.gov/fast-answers/answerspumpdumphtm.html. The operators then "dump" their overvalued shares, earning a profit resulting from their fraudulent conduct. The price of the stock eventually falls, and those investors who continue to hold the stock lose money.

2. To perpetrate the fraud, the defendants schemed to artificially inflate GWHP's stock price and trading volume through a series of false and misleading press releases, filings with the SEC, stock promotions, touting, and other deceptive acts, before selling their shares to the unsuspecting public markets, pocketing nearly $2 million in illicit proceeds.

3. GWHP, which trades on the over-the-counter ("OTC") market, claims to develop, manufacture, and market diagnostic tests, including for COVID-19. In September 2019, two managers of a hedge fund who were interested in microcap investments met with GWHP's chairman and CEO, defendant Charles Strongo ("Strongo"), and defendant Brian Volmer ("Volmer"), a recidivist who was acting as a consultant to GWHP.

4. Volmer proposed they carry out a pump-and-dump scheme, whereby the fund managers would privately buy GWHP shares, and their investment would be used to finance a promotional campaign to boost the price and volume of GWHP's stock. Strongo, Volmer and the fund managers would then sell their shares for a profit.

5. To inflate GWHP's stock, Strongo and Volmer engaged another recidivist, defendant Joshua Yafa ("Joshua"), his partner/brother, defendant Jamie Yafa ("Jamie" and collectively Joshua and Jamie are referred to as the "Yafas"), and their stock promotion firm defendant Empire Associates, Inc. ("Empire"). Together, defendants embarked on a two-part plan:

(a) The first part of the scheme utilized false and misleading press releases and SEC filings concerning three of GWHP's purported emergency use authorization ("EUA") submissions for COVID-19 tests to the Food and Drug Administration ("FDA"). In reality, the FDA denied one of the requests and the other two were not EUA requests at all.

(b) The second part of the scheme, the promotional campaign and touting, utilized newsletter email blasts, stock research reports, and a phone room,, all urging investors to purchase GWHP shares. However, defendants concealed the compensation the promoters received from GWHP; the fact that purportedly independent research reports were actually procured for the scheme (and at least one research report was financed by Joshua); and that certain defendants planned to and did sell their GWHP shares during the campaigns.

6. As a result of the campaign, GWHP's stock price and trading volume rose significantly. Defendants, directly and through trading nominees, unloaded their shares on the OTC market, for a total of at least $1.95 million in illegal proceeds.

7. Unbeknownst to the defendants, the fund managers were an undercover FBI agent and a cooperating witness. Defendants' pump-and-dump scheme, from start to finish, was the subject of numerous audio recordings that evidence their deceptive intent and actions in real time.

8. Through their conduct: (1) defendants GWHP, Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire violated the antifraud provisions of Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act") and Rule 10b-5(a) and (c) thereunder, 15 U.S.C. § 78j(b) and 17 C.F.R. § 240.10b-5(a) and (c); (2) defendants GWHP, Strongo, Joshua Yafa, and Empire violated the antifraud provisions of Section 10(b) of the Exchange Act and Rule 10b-5(b) thereunder, 15 U.S.C. § 78j(b) and 17 C.F.R. § 240.10b-5; (3) defendants Strongo, Volmer, Joshua, Jamie, and Empire violated the antifraud provisions of Section 17(a) of the Securities Act of 1933 ("Securities Act"), 15 U.S.C. § 77q(a)(1)-(3); and (4) defendants Joshua, Jamie,

and Empire violated the anti-touting provisions of Section 17(b) of the Securities Act, 15 U.S.C. § 77q(b). The SEC seeks permanent injunctions against future violations of Exchange Act Section 10(b) and Rule 10b-5 thereunder and Securities Act Sections 17(a) and 17(b); an order requiring defendants Strongo, Volmer, Joshua, Jamie, and Empire to disgorge their ill-gotten gains with prejudgment interest; civil penalties against all defendants; an order barring defendant Strongo from serving as an officer or director of a public company; and penny stock bars against defendants Strongo, Volmer, Jamie, and Empire.

JURISDICTION AND VENUE

9. The Court has jurisdiction over this action pursuant to Sections 20(b), 20(d)(1), and 22(a) of the Securities Act, 15 U.S.C. §§ 77t(b), 77t(d)(1), and 77v(a), and Sections 21(d)(1), 21(d)(3)(A), 21(e), and 27 of the Exchange Act, 15 U.S.C. §§ 78u(d)(1), 78u(d)(3)(A), 78u(e), and 78aa.

10. Defendants have, directly or indirectly, made use of the means or instrumentalities of interstate commerce, of the mails, or of the facilities of a national securities exchange in connection with the transactions, acts, practices, and courses of business alleged in this complaint.

11. Venue is proper in this district pursuant to Section 22(a) of the Securities Act, 15 U.S.C. § 77v(a), and Section 27 of the Exchange Act, 15 U.S.C. § 78aa, because certain of the transactions, acts, practices, and courses of conduct constituting violations of the federal securities laws occurred within this district.

THE DEFENDANTS

12. **Global Wholehealth Partners Corp. ("GWHP")** is a Nevada Corporation with its principal place of business located in San Clemente, California. It was incorporated on March 7, 2013 as Texas Jack Oil and Gas Corp. Defendant Strongo acquired a majority of GWHP's common stock through a nominee, and the company was renamed Global Wholehealth Partners Corp. on May 9, 2019. GWHP was a voluntary filer until February 17, 2020, when its registration statement

registering its common stock under Section 12(g) of the Exchange Act went effective. Its stock trades publicly and is quoted on OTC Link (formerly "Pink Sheets") operated by OTC Markets Group Inc. ("OTC Markets Group") under the ticker symbol "GWHP."

13. **Charles Strongo ("Strongo")**, age 57, resides in San Clemente, California. He is the CEO, CFO, treasurer, secretary, and chairman of the board of directors of defendant GWHP.

14. **Brian M. Volmer ("Volmer")**, age 57, resides in San Clemente, California. He is a consultant to defendant GWHP. On October 27, 1998, the SEC charged Volmer with antifraud and anti-touting violations related to false and misleading internet and newspaper touts. *SEC v. Volmer, et al.*, Case No. 98-8698-JSL (MCx) (C.D. Cal.); SEC Lit. Rel. 15952 (Oct. 27, 1998). On October 18, 2000, Volmer was permanently enjoined from future antifraud and anti-touting violations and ordered to pay disgorgement and a civil penalty. SEC Lit. Rel. 17522 (Jun. 10, 2002). Volmer was last a registered representative at Intrepid Securities, Inc. in 1998, and previously held Series 7, 24, and 63 qualifications.

15. **Joshua Yafa ("Joshua")**, age 46, resides in Boca Raton, Florida. He is a silent partner with his brother, defendant Jamie, in defendant Empire, a stock promotion firm. On July 18, 2005, the SEC charged Joshua with antifraud and anti-touting violations. *SEC v. Yafa, et al.*, Case No. 05-CV-6480 (LAK) (S.D.N.Y.); SEC Lit. Rel. No. 19305 (Jul. 18, 2005). In 2009, Joshua consented, without admitting or denying the allegations of the complaint, to permanent injunctive relief against future antifraud and anti-touting violations, disgorgement with prejudgment interest, a civil penalty, and a permanent penny stock bar. In *United States v. Yafa*, Case No. 1:05-cr-01129-VM (S.D.N.Y. 2005), Joshua was criminally charged with securities and wire fraud for the same conduct; in 2006, he pled guilty and was sentenced to five years probation.

16. **Jamie M. Yafa ("Jamie")**, age 42, resides in Saint Cloud, Florida. He

is the president, secretary, and director of defendant Empire.

17. **Empire Associates Inc. ("Empire")** is a Florida corporation based in Saint Cloud, Florida. It was founded in 2016 by Jamie. It is a stock promotion firm. Defendant Jamie, Empire's president, secretary, and director, runs the firm in a silent partnership with his brother, defendant Joshua.

RELATED ENTITIES

18. **Issuer A** is an issuer based in Long Beach, California that trades publicly on the over-the-counter market and is quoted by OTC Link; defendant Strongo is its chairman and CEO.

19. **Nominee A** is an individual residing in Utah who held GWHP shares on behalf of defendants during the relevant period, in accounts at Ally Invest Group Inc. ("Ally"); BancWest Investment Services, Inc. ("BWIS"); Charles Schwab & Co., Inc. ("Schwab"); and Firstrade Securities Inc. ("Firstrade"). During the relevant period, Nominee A sold GWHP shares through the Ally and Schwab accounts, and transferred some trading proceeds to Empire.

20. **Nominee B** is an individual residing in Utah who held GWHP shares on behalf of defendants during the relevant period, in accounts at Schwab and TD Ameritrade, Inc. ("TD Ameritrade"). During the relevant period, Nominee B sold GWHP shares through the Schwab account, and transferred some trading proceeds to Empire.

21. **Nominee C** is an individual residing in Nevada who held GWHP shares on behalf of defendants during the relevant period, in accounts at Ally, BWIS, Schwab, and E*Trade Financial Corporation ("E*Trade"). During the relevant period, Nominee C sold GWHP shares through the Ally, E*Trade, and Schwab accounts.

22. **Nominee D** is an individual residing in Utah who held GWHP shares on behalf of defendants during the relevant period, in accounts at Ally, BWIS, and Schwab. During the relevant period, Nominee D sold GWHP shares through the Ally

and Schwab and accounts, and transferred some trading proceeds to Empire.

23. **Nominee E** is an individual residing in Utah who held GWHP shares on behalf of defendants during the relevant period, in accounts at Ally, BWIS, Schwab, and Firstrade. During the relevant period, Nominee E sold GWHP shares through the Ally and Schwab accounts, and transferred some trading proceeds to Empire.

THE ALLEGATIONS

A. FDA Emergency Use Authorizations for COVID-19 Tests

24. On May 11, 2020, the FDA publicly issued on its website (fda.gov) its "Policy for Coronavirus Disease-2019 Tests During Public Health Emergency (Revised): Immediately in Effect Guidance for Clinical Laboratories, Commercial Manufacturers, and Food and Drug Administration Staff" ("Guidance"). The Guidance provided a policy to help accelerate the availability of COVID-19 tests developed by laboratories and commercial manufacturers (collectively "developers") for the duration of the public health emergency.

25. In the Guidance, the FDA announced that developers could submit to the FDA requests for EUAs to manufacture and distribute COVID-19 tests. The Guidance also stated that the FDA had made available EUA templates that developers could use to facilitate the preparation, submission, and authorization of an EUA for various types of COVID-19 tests.

26. The FDA also announced in the Guidance that developers could submit pre-EUA submissions to receive feedback on their anticipated EUA request.

27. To receive an EUA authorization to manufacture and/or distribute a COVID-19 test, a developer must file its EUA request with the FDA.

28. If the FDA issues an authorization of an EUA, it notifies the developer that the EUA is authorized and that the test may be manufactured and distributed in accordance with the FDA's EUA authorization letter.

29. If the FDA denies the request for an EUA, it notifies the developer that the request has been denied.

B. Strongo and Volmer Meet with the Fund Managers

30. In May 2019, Strongo, through a nominee, acquired a majority of the common stock of GWHP (then known as Texas Jack Oil and Gas Corp.). As the company's sole control person, he renamed the company GWHP.

31. In or around June 2019, Strongo retained Volmer to provide "consulting services" to GWHP pursuant to a written consulting agreement.

32. In return for finding "sales opportunities" for GWHP, Volmer contracted to receive 50,000 restricted shares of GWHP stock, plus 10% of any revenue that he generated.

33. Additionally, Strongo brought Volmer on to raise investment money for GWHP and help increase the company's stock price, so that Strongo and Volmer could sell their shares.

34. At a meeting in Dana Point, California, on or about September 11, 2019, Volmer introduced Strongo to two purported fund managers ("Fund Manager 1" and "Fund Manager 2", collectively the "Fund Managers").

35. Fund Manager 1, a longtime acquaintance of Volmer, was a cooperating human source of the FBI.

36. Fund Manager 2 was an undercover FBI agent.

37. At the September 11, 2019 meeting, Strongo asked the Fund Managers to work with him to help promote GWHP's stock and boost its trading volume and price, in exchange for "the opportunity to liquidate" their shares once the price was up.

38. At the September 11, 2019 meeting, Volmer, Strongo and the Fund Managers discussed using a phone room to solicit investors, and hiring a stock analyst to perform a valuation on GWHP that could be used in stock promotions.

39. At the September 11, 2019 meeting, Strongo emphasized that he, Volmer, and the Fund Managers should "[w]ork together" to maximize the Fund Managers' return without driving down the stock price, and that, "[i]f you do it

right," they could actually control the value of the stock and move it up.

40. On or about September 13, 2019, Volmer spoke to Fund Manager 2 by phone, and stated to Fund Manger 2 that he was looking to the Fund Managers to act as a "quasi bank."

41. Also during this call, Volmer explained that the Fund Managers would provide seed money for the promotion of GWHP's stock, in return for shares the Fund Managers could sell as the price rose, and that they could repeat this pattern in successive GWHP stock promotions.

42. After the September 13, 2019 meeting and follow up calls, Volmer and the Fund Managers had dozens of telephone calls and several in-person meetings concerning the GWHP stock promotion, including some in which Strongo participated. In many or all of the telephone calls, the Fund Managers participated from the Southern District of California.

C. GWHP Hires Empire to Promote Its Stock

43. In or around November 2019, Volmer brought in defendants Joshua and Jamie Yafa, and their stock promotion firm, defendant Empire, to conduct the GWHP stock promotion. Volmer had worked with the Yafas on at least one prior stock promotion.

44. On or around December 9, 2019, Volmer met with the Fund Managers in Del Mar, California, where he described how the stock promotion campaign would operate, based on his prior experience with the Yafas and Empire.

45. In January and February 2020, Volmer participated in numerous telephonic meetings with the Yafas and the Fund Managers.

46. In February 2020, Volmer and Joshua met with the Fund Managers in Las Vegas, Nevada.

47. During these calls and meetings between November 2019 and early 2020, Volmer and Joshua explained to the Fund Managers that Empire's promotional channels generally included a phone room, newsletter blasts sent by

email, and targeted online ads, and that these channels could "actually create liquidity, no questions asked."

48. Volmer and Joshua discussed with the Fund Managers that the basis of the promotional campaign would be GWHP press releases touting the company's business, including its purported manufacture and/or distribution of COVID-19 tests.

49. Volmer told the Fund Managers that Strongo prepared GWHP's press releases.

50. Volmer and Joshua explained to the Fund Managers that Joshua runs a stock promotion phone room in Boca Raton, Florida that is staffed with approximately six individuals who are paid to solicit prospective investors for particular stocks, and to contact existing stockholders to solicit additional investments.

51. Volmer and Joshua explained that the phone room staff provides the stockholders what purport to be independent research reports on the companies' stock. However, rather than using independent research reports, Empire introduces the research analyst to the stock issuer, and the stock issuer pays the research analyst for the report.

52. Volmer and Joshua also explained to the Fund Managers that Empire owns approximately twenty different stock promotion newsletters, each with a subscriber base and a following. Two of Empire's newsletters at the time were: "OTC Tip Reporter" and "MarketCaliber."

53. Joshua explained that during a stock promotion, Empire generally includes either a summary of, or a link to, the purportedly independent research report being used by the phone room, for which the issuer has paid the analyst. Joshua also told the Fund Managers that he is the last person to review the text of the stock promotion newsletters before publication.

D. The GWHP Promotional Campaign

1. Prelude: The Issuer A Promotional Campaign

54. Beginning on or around February 20, 2020, Volmer and Joshua began a promotional campaign for Issuer A, a different issuer controlled by Strongo. Initially, Volmer and Joshua planned to start with Issuer A, and then follow up in a few weeks with the GWHP campaign, using the same promotional channels.

55. On or about March 5, 2020, Volmer sold 12,500 shares he indirectly owned in Issuer A to the Fund Managers, pursuant to a stock purchase agreement.

56. When the trading volume of Issuer A did not rise significantly during the promotion, Volmer and Joshua then decided to begin the campaign for GWHP.

57. On or about March 18, 2020, Volmer and the Fund Managers agreed to convert the Fund Managers' 12,500 shares of Issuer A into an equivalent number of GWHP shares. Volmer later advised Fund Manager 2 to simply alter the name of the issuer from Issuer A to GWHP on the original signed stock purchase agreement.

58. On or about March 6, 2020, Volmer told Fund Manager 2 by phone that he had just sent $30,000 to start the phone room.

59. According to Volmer, he and Joshua would sell a few thousand shares each week in order to generate funds sufficient to keep the phone room going, before taking any profit.

60. On March 18, 2020, Volmer told Fund Manager 2 that he and the Yafas intended to sell all their shares once the promotional campaigns were underway.

61. On or about May 6, 2020, Volmer told Fund Manager 2 by phone that the promotional campaign for the shares of GWHP would begin in June 2020.

62. Volmer also stated to Fund Manager 2 that he would sell his GWHP shares, let the stock price fall, and then buy the stock back right before the next phase of the promotional campaign.

63. Volmer and Joshua told the Fund Managers that Strongo was in regular contact with the phone room, Joshua, and Jamie.

64. During the GWHP promotional campaigns, multiple investors residing in the Southern District of California purchased and/or sold GWHP shares.

2. Defendants' June 2020 Promotional Campaign

65. Beginning on or about June 23, 2020, defendants launched the first of three GWHP promotional campaigns, involving GWHP press releases, SEC filings, and the phone room.

a. The phone room

66. On or about June 28, 2020, Joshua told the Fund Managers by phone that Empire had begun a GWHP promotional campaign on June 23, 2020.

67. The phone room solicited investors for GWHP on June 23 and June 24, 2020.

b. The GWHP press releases

68. On or about June 24, 2020, GWHP issued a press release stating that it had submitted an EUA to the FDA for its "Made in the USA" COVID-19 antibody test ("Antibody Test").

69. GWHP had first disclosed this information in its April 10, 2020 Form 8-K report filed with the SEC, signed by Strongo.

70. On June 25, GWHP issued a press release stating that it had submitted an EUA for its real time COVID-19 test ("Real Time Test"). Specifically, the June 25 press release stated that "an application for Emergency Use Authorization (EUA) is under review at the US Food and Drug Administration (FDA) for rt-qPCR test for CoVid 19 [sic]."

71. GWHP had first disclosed this information in its March 15, 2020 Form 8-K report filed with the SEC, signed by Strongo.

72. In reality, GWHP had only submitted, on March 12, 2020 via a letter from Strongo to the FDA, a pre-EUA request for its Real Time Test.

73. GWHP did not submit an EUA for its Real Time Test prior to June 25, 2020, nor at any time thereafter.

74. GWHP's March 15 Form 8-K and its June 25 press release were materially false and misleading because they falsely stated that GWHP had applied for an EUA for its Real Time Test.

75. Strongo knew, or was reckless in not knowing, that GWHP's March 15 Form 8-K and June 25 press release were false and misleading.

76. It would have been important to a reasonable investor to know, particularly during the COVID-19 pandemic, that GWHP had not, in fact, requested an EUA, but only submitted a pre-EUA request, since GWHP could not sell its Real Time Test without an EUA.

c. Defendants' trading activity during the campaign

77. On June 23, 2020: (1) GWHP's trading volume increased from 251 to 651 shares, and the price dropped from $9 to $8.50 per share; and (2) Volmer sold 400 GWHP shares for approximately $3,400 in proceeds.

78. On June 24, 2020: (1) GWHP's stock price increased 70% from a closing price the previous day of $8.50 per share to an intraday high of $14.50 per share, closing at $8.90 per share (a 4.7% increase), and its trading volume increased 2,835%, from 619 shares the previous day to 18,172 shares; and (2) Volmer sold roughly 14,000 GWHP shares for approximately $133,000 in proceeds.

79. On June 25, 2020: (1) GWHP's stock price fell to a $7.40 per share closing price on trading volume of 2,205 shares; and (2) Volmer sold 400 GWHP shares for approximately $3,780 in proceeds.

80. In June 2020, Volmer told Fund Manager 2 by phone that the proceeds from any sales he made during this period would go "right back in" to the budget to continue funding the promotional campaign.

3. Defendants' August/September 2020 Promotional Campaign

81. In August/September 2020, defendants carried out the second GWHP promotional campaign, involving GWHP's press releases and SEC filings, a purportedly independent research report, the phone room, and Empire's stock

promotion newsletters.

a. The phone room

82. On or about August 28, 2020, defendants launched the August 2020 campaign.

83. During the August/September 2020 campaign, the phone room solicited prospective investors to invest in GWHP.

b. The GWHP press releases and SEC filings

84. On or about July 13, 2020, the FDA notified Strongo by letter that GWHP's EUA request for its Antibody Test had been denied.

85. At no time thereafter did GWHP resubmit an EUA request for its Antibody Test.

86. On or about September 10, 2020, GWHP submitted an EUA request for a rapid antigen test ("Antigen Test").

87. The same day, the FDA informed Strongo that the EUA request for GWHP's Antigen Test was insufficient, and requested additional information about the Antigen Test's clinical study.

88. In response, on or about September 12, 2020, Strongo inquired of the FDA by email if GWHP's Antigen Test submission could be converted into a pre-EUA submission instead.

89. On or about September 13, 2020 the FDA informed Strongo by email that GWHP's Antigen Test EUA request had been converted to a pre-EUA submission, per his request.

90. On September 15, GWHP filed a Form 8-K report with the SEC, signed by Strongo, that falsely stated that the FDA had acknowledged receipt of the company's EUA request for its Antigen Test.

91. In press releases it issued on September 17 and 21, 2020, GWHP repeated this false statement.

92. On September 28, 2020, GWHP filed its Form 10-K report with the SEC

for the year ending June 30, 2020, signed and certified by Strongo.

93. In the Form 10-K, GWHP repeated the false statements that it had filed EUA requests for its Real Time test and its Antibody Test.

94. The statements in GWHP's September 15 Form 8-K, its September 17 and 21 press releases, and its September 28, 2020 Form 10-K, concerning its Real Time, Antibody, and Antigen Test EUA requests were materially false and misleading.

95. Strongo knew, or was reckless in not knowing, that the statements in GWHP's September 15 Form 8-K, its September 17 and 21 press releases, and its September 28, 2020 Form 10-K, were false and misleading.

96. It would have been important to a reasonable investor to know, particularly during the COVID-19 pandemic, that GWHP did not have pending EUA requests with the FDA for its Real Time, Antibody, or Antigen Tests, since it could not sell any of those tests without an EUA.

c. The Goldman research report

97. On or about August 21, 2020, Volmer told Fund Manager 2 that defendants had arranged for Goldman Small Cap Research ("Goldman"), a stock research firm specializing in microcap stocks, to issue a research report on GWHP (the "Goldman Report").

98. Volmer told Fund Manager 2 that Strongo had approved the content of the Goldman Report.

99. During the August 21 call, Volmer emailed Fund Manager 2 a link to the Goldman Report, and told Fund Manager 2 that Jamie planned to begin emailing Empire newsletter recommendations on August 28, 2020, with a link to the Goldman Report.

100. Volmer also told Fund Manager 2 that GWHP had filed a Form 8-K report on August 21, 2020, announcing that it had entered into an agreement with Empire to implement a market awareness program designed to increase awareness

and visibility in the investment community, in exchange for 75,000 GWHP shares.

101. Volmer explained that the purpose of the filing was to head off OTC Markets Group from placing a "bullhorn," which alerts the public of a promotional campaign, on GWHP.

102. OTC Markets did not issue a bullhorn on GWHP's stock until December 30, 2020.

103. Volmer suggested on the August 21 call that Fund Manager 2 not sell any shares on the first two trading days of the campaign (August 31 and September 1), so that GWHP's stock price and trading volume could increase. Volmer recommended that the Fund Managers also try to sell all of their shares in the weeks following the campaign's start.

104. On the morning of August 28, Goldman posted on its website, https://goldmanresearch.com, its report on GWHP, titled "The Next Major COVID-19 Player."

105. On August 31, 2020 GWHP issued a press release announcing that Goldman had initiated research on the company, and provided a link to the Goldman Report.

106. The Goldman Report set a twelve-month price target of $11.20 per share, noted that the August 27 closing price was $2.72 per share, and described GWHP as "The Next Major COVID-19 Diagnostics Company."

107. The Goldman Report repeated the false statements that GWHP had a pending EUA request for its Antibody Test.

108. The Goldman Report stated that GWHP had paid Goldman $4,000 for the research report and distribution.

109. Joshua had in reality paid Goldman $4,500 for the Goldman Report.

110. The Goldman Report did not identify any of the defendants or their roles with GWHP, nor did it disclose that defendants intended to sell their GWHP shares.

d. Empire's newsletter email blasts

111. After the Goldman Report was issued, later in the day on August 28, Empire sent an email blast with its newsletter OTC Tip Reporter (the "August 28 teaser"), stating that its editor-in-chief had "just discovered" a "Tiny $3 Stock" that had received a "$11+ Price Target This Morning!" The August 28 teaser did not identify GWHP, but encouraged readers to be on the lookout for OTC Tip Reporter's analysis later that day.

112. The August 28 teaser did not identify any compensation Empire had received relating to GWHP.

113. After the market closed on August 28 and continuing on through September 24, Empire distributed approximately thirty-two stock recommendations by email through its OTC Tip Reporter and MarketCaliber newsletters, many with links to the Goldman Report. A list of these newsletters appears at Appendix A.

114. The newsletters stated, among other things, that GWHP was an "under-the-radar stock play," or highlighted increases in GWHP's stock price ("Congrats, GWHP Hit $2.80 Running Up 96% This Morning (Where Does It Go From Here);" "WOW! See GWHP Skyrockets to $3.10 This Morning Running Up 74% (Breakout Underway)").

115. The newsletters stated that an unspecified third party had paid Empire 125,000 GHWP shares for the promotion, but did not disclose that Empire had an agreement with GWHP to implement a market awareness program in return for 75,000 shares.

116. The newsletters did not disclose that defendants intended to sell their GWHP shares. Instead, the newsletters misleadingly stated that "[a]ny party that engages and/or compensates [Empire] may sell shares of the Advertised Issuer while [Empire] is disseminating the [newsletter]." The newsletters also misleadingly stated that Empire "may intend to sell" shares of GWHP.

117. It would have been important to a reasonable investor considering

whether to purchase GWHP to know that the person or entity paying for or authoring a newsletter recommending the purchase of the stock planned to sell, and/or was selling, the stock.

e. Defendants' trading activity during the campaign

118. During the August/September 2020 campaign, GWHP's stock price initially increased from $2.72 per share on August 27 to $3 on August 28 and $3.50 on August 31. GWHP's stock price dropped to $2.28 per share by September 24, the last day of the campaign.

119. During the campaign, GWHP's average daily trading volume increased 2,280%, from 2,524 shares in the ten trading days preceding the campaign, to 60,093 shares by October 9, 2020.

120. During the August/September 2020 campaign, defendants sold approximately 437,381 GWHP shares for proceeds of at least $991,800.98, as follows:

- <u>Volmer</u>: directly and through Nominee C: approximately 191,412 shares for proceeds of at least $421,754.42;
- <u>Strongo and Volmer</u>: through Nominees A, D, E: approximately 145,533 shares for proceeds of at least $331,660.57; and
- <u>Empire</u>: directly and through Nominee B: approximately 100,436 shares for proceeds of at least $238,385.99.

4. Defendants' November 2020 Campaign

121. In November 2020, defendants carried out their third GWHP promotional campaign, involving GWHP press releases and SEC filings, purportedly independent research reports, the phone room, and Empire's stock promotion newsletters.

a. The phone room

122. On or about October 9, 2020, Volmer told Fund Manager 2 by phone that he, Joshua, and Strongo were "ratcheting up" GWHP again, and explained that

the upcoming promotion would include pay-per-clicks and Jamie's blast emails.

123. On or about November 3, 2020, defendants launched the November 2020 campaign.

124. During the November 2020 campaign, the phone room solicited prospective investors to invest in GWHP.

b. GWHP's press releases and SEC filings

125. On November 12, 2020, GWHP filed its Form 10-Q with the SEC, for the quarter ending September 30, 2020, which Strongo signed and certified.

126. The Form 10-Q repeated GWHP's earlier false and misleading disclosures regarding EUA requests for GWHP's Real Time, Antibody, and Antigen Tests.

127. Strongo knew, or was reckless in not knowing, that the statements in GWHP's November 12, 2020 Form 10-Q were false and misleading.

c. The Taglich report

128. On or about October 15, 2020, Taglich Brothers, Inc., a broker-dealer specializing in microcap stocks, published on its website, https://taglichbrothers.com, a report on GWHP (the "Taglich Report").

129. The Taglich Report assigned GWHP a "Speculative Buy" rating, stated that "[w]hile the level of sales is yet to be determined, it could be substantial once the FDA grants final emergency use approvals for [GWHP's] tests."

130. The Taglich Report states that GWHP paid Taglich $6,000 for the report.

131. The Taglich Report did not identify any of the defendants or their roles with GWHP, nor did it disclose that defendants intended to sell their GWHP shares.

132. The Taglich Report repeated the false and misleading statements concerning GWHP's purportedly pending EUA request for its Antibody and Antigen Tests.

133. It would have been important to a reasonable investor considering whether to purchase GWHP to know that the person or entity paying for or authoring

a newsletter recommending the purchase of the stock planned to sell, and/or was selling, the stock.

d. Empire's newsletter email blasts

134. On or about November 3, 2020, Empire sent an email blast with its newsletter OTC Tip Reporter (the "November 3 teaser"), stating that its editor-in-chief had "just uncovered for YOU the next medical diagnostics company poised to surge in price as the 'second wave' of COVID-19 hits the country." The November 3 teaser did not identify GWHP, but encouraged readers to be on the lookout for OTC Tip Reporter's analysis later that day, adding, "Want a mind-blowing return of 1,019%? Early investors could make an absolute fortune."

135. The November 3 teaser did not identify any compensation that Empire had received related to GWHP.

136. The November 3 teaser falsely stated: "Please be advised that we have not been compensated for investor relations and media services for any of today's profiles. We do not own any shares."

137. After the market closed on November 3 and continuing through November 20, Empire emailed approximately twenty-six newsletters under OTC Tip Reporter and MarketCaliber, recommending GWHP, many with links to the Goldman Report and/or the Taglich Report. A list of these newsletters appears at Appendix B.

138. The newsletters emphasized, for example, that GWHP was "our next 'Pandemic' related stock ready to move in a major way" because "[t]he street is taking notice of this emerging player in the hyper-growth Diagnostics & Research space!"

139. The newsletters highlighted increases in GWHP's stock price: "[URGENT!] #1 COVID-19 Diagnostics Stock Hit $1.99 Up 67% From Mondays Alert!"

140. The newsletters highlighted that GWHP had received favorable stock analyst coverage from Goldman and Taglich Brothers. When the reports were

identified, the newsletters either provided links to the reports, embedded parts of the report into the email, or described the reports' contents.

141. The newsletters stated that an unspecified third party had paid Empire 225,000 GHWP shares for the promotion.

142. The newsletters also stated that Empire had been paid $127,000 for the November 3 to 12 newsletters and $195,911 for the November 15 to 17 newsletters.

143. The newsletters did not disclose that defendants intended to sell their GWHP shares, misleadingly stating only that Empire "may intend to sell" shares of GWHP.

144. It would have been important to a reasonable investor considering whether to purchase GWHP to know that the person or entity paying for or authoring a newsletter recommending the purchase of the stock planned to sell, and/or was selling, the stock.

e. Defendants' trading activity during the campaign

145. During the November 2020 campaign, GWHP's stock price initially increased from $1.05 per share the day before the campaign (November 2) to a closing price of $2.39, an 86% increase. GWHP's stock price fell to $1.96 on November 17, 2020, the last day of the campaign.

146. GWHP's average daily trading volume increased from 27,756 in the ten trading days preceding the campaign to an average trading volume of 196,712 shares during the campaign (November 3 to 17, 2020), a 608% increase.

147. During the November 2020 campaign, defendants sold approximately 509,726 GWHP shares for at least $825,824.28, as follows:

- <u>Volmer</u>: directly and through Nominee C: approximately 45,474 shares for proceeds of at least $66,386.68;
- <u>Volmer and Strongo</u>: through Nominees A, D, and E: approximately 113,168 shares for proceeds of at least $216,049.69; and
- <u>Empire</u>: directly and through Nominee B: approximately 351,084

shares for proceeds of at least $543,387.91.

E. Defendants' Illicit Trading Through Nominee Accounts

148. During the June, August/September, and November 2020 promotional campaigns, defendants, either directly or through nominees, sold their GWHP shares into the public market for combined proceeds of at least $1,958,647.33.

1. Defendants' Relationships to Trading Nominees

162. Volmer and/or Strongo have direct relationships to two of the trading nominees, Nominee C and Nominee E.

163. On or about April 18, 2019, Volmer told Fund Manager 1 that Nominee C was his "business partner," and that the two had started working together about two years ago.

164. On or about October 8, 2019, while reviewing the existing GWHP shareholder list with Fund Manager 2, Volmer told Fund Manager 2 that both he and Strongo knew one of the shareholders, and that he and Strongo could control that individual's trading activity.

165. In addition, Nominee E appears to have entered into, or been preparing to enter into, a consulting agreement with an entity controlled by Volmer, Pacific Advisers LLC ("PAL"), on or around March 18, 2020.

166. According to a draft agreement between the parties, PAL would "introduce GWHP" to its network of contacts, including owners of "biotech and health care [sic] related newsletters and websites," in exchange for 31,000 free-trading shares of GWHP from Nominee E.

167. Nominees A and D are closely connected to Nominee E. All three individuals work for the same human resources and payroll firm based in Salt Lake City, Utah, which appears to have approximately 11 total employees.

168. Nominees A, D, and E also carried out virtually identical activities at the same brokerages in the time just prior to and during the promotional campaigns:

(a) All three opened accounts with both BWIS and Schwab on or

about April 6, 2020.

(b) On or around June 12, 2020, all three nominees submitted identical letters to BWIS, requesting to transfer shares of GWHP from the transfer agent into their brokerage accounts.

(c) After their BWIS accounts were closed, all three opened new accounts at Ally in August 2020, where they transferred some of their GWHP shares.

(d) Nominees A, D, and E then conducted trading in GWHP shares throughout September 2020 before Ally closed their accounts on September 29, 2020.

(e) All three nominees then shifted their trading activity into their Schwab accounts, where they continued to trade in GWHP shares from October 2020 through at least the November campaign.

169. During the period of the campaigns, Nominees A, B, D, and E transferred, respectively, $14,000, $78,900, $12,000, and $29,000 to Empire.

170. During the period of the campaigns, Nominees A and D transferred, respectively, $14,000 and $12,000 to an LLC in the name of Joshua's spouse.

2. Defendants' GWHP Trading Proceeds

171. Defendants' approximate GWHP trading proceeds during the scheme were as follows:

Trader	Campaign(s)	Approximate Total Shares Sold	Approximate Total Proceeds
Volmer	June 2020 August/September 2020 November 2020	14,810 shares (6/23/20 to 6/25/20) 103,395 shares (8/31/20 to 9/22/20) 16,450 (11/2/20 to 11/17/20)	$376,325.31
Empire	August/September 2020 November 2020	61,904 shares (8/28/20 to 9/14/20) 129,000 shares (11/16/20 to	$370,397.65

Trader	Campaign(s)	Approximate Total Shares Sold	Approximate Total Proceeds
		11/19/20)	
Nominee A	August/September 2020 November 2020	21,610 shares (9/14/20 to 9/25/20) 23,110 shares (11/5/20 to 11/20/20)	$79,321.00
Nominee B	August/September 2020 November 2020	38,532 shares (9/15/20 to 9/30/20) 222,084 shares (11/3/20 to 11/27/20)	$411,376.25
Nominee C	August/September 2020 November 2020	88,017 shares (8/31/20 to 9/29/20) 29,024 shares (11/13/20 to 11/18/20)	$252,828.29
Nominee D	August/September 2020 November 2020	27,500 shares (9/14/20 to 9/28/20) 28,573 shares (11/4/20 to 11/27/20)	$106,878.01
Nominee E	August/September 2020 November 2020	98,223 shares (9/2/20 to 9/28/20) 61,485 shares (11/4/20 to 11/20/20)	$361,520.82
APPROXIMATE TOTAL PROCEEDS			$1,958,647.33

F. Defendants' Scienter and Negligence

172. Defendants' false and misleading statements and deceptive acts were intentional, or at a minimum reckless and negligent.

173. Defendant Strongo, as the CEO, owner, and control person of GWHP and the person communicating with the FDA about GWHP's various EUA requests

and pre-requests, knew or was reckless in not knowing that GWHP's public statements about its requests were false and misleading

174. Strongo also knew that he intended to sell GWHP shares during the promotional campaigns.

175. Strongo prepared GWHP's press releases. He was the maker of the statements in GWHP's SEC filings and press releases, as he signed its disclosures and was its CEO, owner, and control person.

176. Strongo knew that the statements in the Goldman report regarding GWHP's purported EUA requests were false and misleading, yet he approved the issuance of the Goldman report.

177. Alternatively, Strongo acted with negligence regarding GWHP's public statements.

178. Defendant Volmer, as a consultant to GWHP, knew that he intended to sell GWHP shares during the promotional campaign. He knew, or was reckless or negligent in not knowing, that Empire, the Yafas, Goldman, and Taglich did not accurately disclose their compensation for promoting GWHP's stock, and that Goldman and Taglich were not independent, despite the representations in their reports on GWHP.

179. Defendant Joshua, as a silent partner in Empire, knew, or was reckless or negligent in not knowing, that Empire, the Yafas, Goldman, and Taglich did not accurately disclose their compensation for promoting GWHP's stock, and that Goldman and Taglich were not independent, despite the representations in their reports on GWHP. Joshua also knew, or was reckless or negligent in not knowing, that Empire's newsletters were false and misleading regarding the intentions of Strongo, Volmer, Empire, and Jamie (through Empire) to sell their GWHP shares once Empire began to distribute the newsletters and afterwards.

180. Defendant Jamie, as the principal of Empire, knew that he intended to sell GWHP shares during the promotional campaign. He knew, or was reckless or

negligent in not knowing, that Empire, the Yafas, Goldman, and Taglich did not accurately disclose their compensation for promoting GWHP's stock, and that Goldman and Taglich were not independent, despite the representations in their reports on GWHP.

181. The conduct and state of mind of defendant Strongo is imputed to GWHP, because he is its CEO, owner, and control person.

182. The conduct and state of mind of defendants Joshua and Jamie Yafa are imputed to Empire, because they are its silent partner and principal, respectively.

FIRST CLAIM FOR RELIEF

Fraud in Connection with the Purchase or Sale of Securities

Violations of Section 10(b) of the Exchange Act and Rule 10b-5(a) and (c)

(against all Defendants)

183. The SEC realleges and incorporates by reference paragraphs 1 through 182 above.

184. Defendants GWHP, Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire carried out a scheme to defraud, through the combination of their deceptive statements and actions concerning GWHP's purported EUA requests, and the secret plan to promote GWHP's stock price in order to sell their GWHP shares at artificially inflated prices. Alongside the false and misleading press releases and SEC filings concerning the status of GWHP's EUA requests submitted to the FDA, defendants carried out their promotional campaign, which included the phone room, newsletter email blasts, and purportedly independent research reports. Throughout the promotional campaigns, defendants concealed both their intent to sell their GWHP shares when the price rose, and their involvement in the stock promotion efforts.

185. By engaging in the conduct described above, defendants GWHP, Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire, and each of them, directly or indirectly, in connection with the purchase or sale of a security, and by the use of means or instrumentalities of interstate commerce, of the mails, or of the facilities of

a national securities exchange: (a) employed devices, schemes, or artifices to defraud; and (b) engaged in acts, practices, or courses of business which operated or would operate as a fraud or deceit upon other persons.

186. Defendants GWHP, Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire, with scienter, employed devices, schemes, and artifices to defraud; and engaged in acts, practices, or courses of conduct that operated as a fraud on the investing public by the conduct described in detail above.

187. By engaging in the conduct described above, defendants GWHP, Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire violated, and unless restrained and enjoined will continue to violate, Section 10(b) of the Exchange Act, 15 U.S.C. § 78j(b), and Rules 10b-5(a) and 10b-5(c) thereunder, 17 C.F.R. §§ 240.10b-5(a) and 240.10b-5(c).

SECOND CLAIM FOR RELIEF

Fraud in Connection with the Purchase or Sale of Securities

Violations of Section 10(b) of the Exchange Act and Rule 10b-5(b)

(against Defendants GWHP, Strongo, Joshua Yafa, and Empire)

188. The SEC realleges and incorporates by reference paragraphs 1 through 182 above.

189. Defendants GWHP, Strongo, Joshua Yafa, and Empire made materially false and misleading statements concerning GWHP's purported EUA requests and their own intent to sell their GWHP shares during the promotional campaigns. Alongside the false and misleading press releases and SEC filings concerning the status of GWHP's EUA requests submitted to the FDA, defendants misrepresented their intent to sell their GWHP shares when the price rose.

190. By engaging in the conduct described above, defendants GWHP, Strongo, Joshua Yafa, and Empire, and each of them, directly or indirectly, in connection with the purchase or sale of a security, and by the use of means or instrumentalities of interstate commerce, of the mails, or of the facilities of a national

securities exchange, made untrue statements of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

191. Defendants GWHP, Strongo, Joshua Yafa, and Empire, with scienter, made untrue statements of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, by the conduct described in detail above.

192. By engaging in the conduct described above, defendants GWHP, Strongo, Joshua Yafa, and Empire violated, and unless restrained and enjoined will continue to violate, Section 10(b) of the Exchange Act, 15 U.S.C. § 78j(b), and Rule 10b-5(b) thereunder, 17 C.F.R. § 240.10b-5(b).

THIRD CLAIM FOR RELIEF

Fraud in the Offer or Sale of Securities

Violations of Sections 17(a)(1) and (3) of the Securities Act

(against Defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire)

193. The SEC realleges and incorporates by reference paragraphs 1 through 182 above.

194. Defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire carried out a scheme to defraud, through the combination of their deceptive statements and actions concerning GWHP's purported EUA requests, and the secret plan to promote GWHP's stock price in order to sell their GWHP shares. Alongside the false and misleading press releases and SEC filings concerning the status of GWHP's EUA requests submitted to the FDA, defendants carried out their promotional campaign, which included the phone room, newsletter email blasts, and purportedly independent research reports. Throughout the promotional campaigns, defendants concealed both their intent to sell their GWHP shares when the price rose, and their involvement in the stock promotion efforts.

195. By engaging in the conduct described above, defendants Strongo,

Volmer, Joshua Yafa, Jamie Yafa, and Empire, and each of them, directly or indirectly, in the offer or sale of securities, and by the use of means or instruments of transportation or communication in interstate commerce or by use of the mails directly or indirectly: (a) employed devices, schemes, or artifices to defraud; and (b) engaged in transactions, practices, or courses of business which operated or would operate as a fraud or deceit upon the purchaser.

196. Defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire with scienter, employed devices, schemes, and artifices to defraud; and, with scienter or negligence, engaged in transactions, practices, or courses of business which operated or would operate as a fraud or deceit upon the purchaser.

197. By engaging in the conduct described above, defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire violated, and unless restrained and enjoined will continue to violate, Sections 17(a)(1) and 17(a)(3) of the Securities Act, 15 U.S.C. §§ 77q(a)(1) and 77q(a)(3).

FOURTH CLAIM FOR RELIEF

Fraud in the Offer or Sale of Securities

Violations of Section 17(a)(2) of the Securities Act

(against Defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire)

198. The SEC realleges and incorporates by reference paragraphs 1 through 182 above.

199. Defendants GWHP, Strongo, Joshua Yafa, and Empire obtained money or property by means of materially false and misleading statements concerning GWHP's purported EUA requests, and their own intent to sell their GWHP shares during the promotional campaigns. Alongside the false and misleading press releases and SEC filings concerning the status of GWHP's EUA requests submitted to the FDA, defendants misrepresented their intent to sell their GWHP shares when the price rose.

200. By engaging in the conduct described above, defendants Strongo,

Volmer, Joshua Yafa, Jamie Yafa, and Empire, and each of them, directly or indirectly, in the offer or sale of securities, and by the use of means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly obtained money or property by means of untrue statements of a material fact or by omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

201. Defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire, with scienter or negligence, obtained money or property by means of untrue statements of a material fact or by omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

202. By engaging in the conduct described above, defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire violated, and unless restrained and enjoined will continue to violate, Section 17(a)(2) of the Securities Act, 15 U.S.C. § 77q(a)(2).

FIFTH CLAIM FOR RELIEF

Nondisclosure of Compensation for Touting Stock

Violations of Section 17(b) of the Securities Act

(against Defendants Joshua Yafa, Jamie Yafa, and Empire)

203. The SEC realleges and incorporates by reference paragraphs 1 through 182 above.

204. Defendants Joshua and Jamie Yafa and Empire violated the anti-touting provisions by concealing the compensation they received for promoting GWHP's stock. These defendants promoted GWHP's stock through the phone room and Empire's newsletter email blasts, without disclosing the compensation they received from defendants GWHP, Strongo, and/or Volmer.

205. By engaging in the conduct described above, defendants Joshua Yafa,

Jamie Yafa, and Empire, by the use of means or instruments of transportation or communication in interstate commerce or by the use of the mails, published, gave publicity to, or circulated notices, circulars, advertisements, newspapers, articles, letters, investment services, or communications which, though not purporting to offer a security for sale, described such security for a consideration received or to be received, directly or indirectly, from an issuer, underwriter, or dealer, without fully disclosing the receipt, whether past or prospective, of such consideration and the amount thereof.

206. By engaging in the conduct described above, defendants Joshua Yafa, Jamie Yafa, and Empire violated, and unless restrained and enjoined will continue to violate, Section 17(b) of the Securities Act, 15 U.S.C. § 77q(b).

PRAYER FOR RELIEF

WHEREFORE, the SEC respectfully requests that the Court:

I.

Issue findings of fact and conclusions of law that defendants committed the alleged violations.

II.

Issue judgments, in forms consistent with Rule 65(d) of the Federal Rules of Civil Procedure, permanently enjoining defendants GWHP, Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire, and their officers, agents, servants, employees, and attorneys, and those persons in active concert or participation with any of them, who receive actual notice of the judgment by personal service or otherwise, and each of them, from violating Section 10(b) of the Exchange Act [15 U.S.C. §§ 78j(b)] and Rule 10b-5 thereunder [17 C.F.R. § 240.10b-5].

III.

Issue judgments, in forms consistent with Rule 65(d) of the Federal Rules of Civil Procedure, permanently enjoining defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire, and their officers, agents, servants, employees, and

attorneys, and those persons in active concert or participation with any of them, who receive actual notice of the judgment by personal service or otherwise, and each of them, from violating Section 17(a) of the Securities Act [15 U.S.C. §77q(a)].

IV.

Issue judgments, in forms consistent with Rule 65(d) of the Federal Rules of Civil Procedure, permanently enjoining defendants Joshua Yafa, Jamie Yafa, and Empire, and their officers, agents, servants, employees, and attorneys, and those persons in active concert or participation with any of them, who receive actual notice of the judgment by personal service or otherwise, and each of them, from violating Section 17(b) of the Securities Act [15 U.S.C. §77q(b)].

V.

Order defendants Strongo, Volmer, Joshua Yafa, Jamie Yafa, and Empire to disgorge all funds received from their illegal conduct, together with prejudgment interest thereon, pursuant to Exchange Act Sections 21(d)(5) and 21(d)(7) [15 U.S.C. §§ 78u(d)(5) and 78u(d)(7)].

VI.

Order defendants to pay civil penalties under Section 20(d) of the Securities Act [15 U.S.C. § 77t(d)] and Section 21(d)(3) of the Exchange Act [15 U.S.C. § 78u(d)(3)].

VII.

Enter an order against Defendant Strongo, pursuant to Section 20(e) of the Securities Act, 15 U.S.C. § 77t(e), and Sections 2l(d)(2) of the Exchange Act, 15 U.S.C. § 78u(d)(2), prohibiting him from acting as an officer or director of any issuer that has a class of securities registered pursuant to Section 12 of the Exchange Act, 15 U.S.C. § 781 or that is required to file reports pursuant to Section 15(d) of the Exchange Act, 15 U.S.C. § 78o(d).

VIII.

Enter an order against defendants Strongo, Volmer, Jamie Yafa, and Empire,

prohibiting them from participating in any offering of penny stock pursuant to Section 20(g) of the Securities Act, 15 U.S.C. § 77t(g), and Section 21(d)(6) of the Exchange Act, 15 U.S.C. § 78u(d)(6).

IX.

Retain jurisdiction of this action in accordance with the principles of equity and the Federal Rules of Civil Procedure in order to implement and carry out the terms of all orders and decrees that may be entered, or to entertain any suitable application or motion for additional relief within the jurisdiction of this Court.

X.

Grant such other and further relief as this Court may determine to be just and necessary.

Dated: February 17, 2022

/s/ Amy Jane Longo
Amy Jane Longo
Roberto A. Tercero
Patricia Pei
Attorneys for Plaintiff
Securities and Exchange Commission